CRAiLAR to Announce Fourth Quarter Financial Results on Monday April 13, 2015 AT 5:00 PM EDT

Victoria, BC. (April 7, 2015) – CRAiLAR (OTCBB: CRLRF) (TSXV: CL), which produces and markets CRAiLAR® Flax fiber, The Friendliest Fiber On The Planet™, announced that on April 13, 2015, immediately following market close; the Company will release financial results for the Fourth quarter ended December 27, 2014. The Company will host a conference call on April 13, 2015, at 5:00 pm EDT, to discuss the Company’s fourth quarter results.

Date: Monday April 13, 2015

Time: 5:00 pm EDT

For Listen Only, please call the following numbers:

North American Listen Only Dial-In: 1-877-407-4176

International Listen Only Dial-In: + 1-201-689-8359

To participate, please call:

North American Dial-In: 1-877-705-6003

International Dial-In: +1-201-493-6725

Conference ID: Participants must ask for the CRAiLAR Technologies Inc. Investor Update Call

Webcast: http://public.viavid.com/index.php?id=113929

Please dial or log in at least 10 minutes before the call to ensure timely participation

A playback of the call will be available until 11:59 ET on April 27, 2015. To listen, call 1-877-870-5176 within North America or +1-858-384-5517 when calling internationally. Please use the replay PIN number 13606585. The playback of the call will also be made available on the investor relations section of the Company’s website.

About CRAiLAR
CRAiLAR is focused on bringing cost-effective, sustainable, bast fiber-based products to market that are environmentally friendly natural fiber alternatives with equivalent or superior performance characteristics to cotton, wood or fossil-fuel based fibers. The Company's business operations consist primarily of the production of its natural and proprietary CRAiLAR® Flax fibers targeted at the natural yarn and textile industries, as well as the deployment of its CRAiLAR® processing technologies in the cellulose pulp and composites industries. For more information, visit www.crailar.com.

Safe Harbor Statement
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Investor Relations Contact:

Ted Sanders,
CFO 866-436-7869
ir@crailar.com

Genesis Select Corp:
Budd Zuckerman
bzuckerman@genesisselect.com

Jeffery Fowlds
jfowlds@genesisselect.com
303-415-0200
ir@crailar.com

Media Contact:
Jay Nalbach, CMO
866-436-7869
pr@crailar.com

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